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                                                                    EXHIBIT 23.2


                       [RYDER SCOTT COMPANY LETTERHEAD]



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. entitled, "ATP Oil & Gas Corporation, Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Case, as of December 31, 1997, December 31, 1998, December 31, 1999, and November 30, 2000 in this Registration Statement on Form S-1 and to the reference to our firm as experts in this Registration Statement on Form S-1.



                                       /s/ RYDER SCOTT COMPANY, L.P.
                                       ----------------------------------
                                           RYDER SCOTT COMPANY, L.P.

December 11, 2000
Houston, Texas